EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
IBERIABANK Corporation, a Louisiana corporation, is a bank holding company that has elected to become a financial holding company. The table below sets forth all of IBERIABANK Corporation’s subsidiaries as to state or jurisdiction of organization. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.

Subsidiary	State or Jurisdiction of Organization

IBERIABANK	Louisiana
Acadiana Holdings, L.L.C.	Louisiana
CB Florida CRE Holdings, LLC	Florida
CB Florida RRE Holdings, LLC	Florida
CSB Alabama CRE Holdings, LLC	Alabama
CSB Alabama Sunhill Villas Holding, LLC	Alabama
CSB Alabama RRE Holdings, LLC	Alabama
CSB Florida CRE Holdings, LLC	Florida
CSB Florida Overlook Holdings, LLC	Florida
CSB Florida RRE Holdings, LLC	Florida
Finesco, LLC	Louisiana
IB SPE Management, Inc.	Louisiana
IBERIABANK Insurance Services, LLC	Louisiana
IBERIABANK Mortgage Company	Arkansas
Iberia Financial Services, L.L.C.	Louisiana
Iberia Investment Fund I, LLC	Louisiana
Iberia Investment Fund II, LLC	Louisiana
Jefferson Insurance Corporation	Louisiana
Laguna Vista, LLC	Florida
Lee Cape, LLC	Florida
Liberty Bancorp Denning LLC	Florida
840 Denning LLC	Florida
Mercantile Capital Corporation Inc.	Florida
North River Holdings, Inc.	Florida
OB Boatman 1 LLC	Florida
OB Boatman 2 LLC	Florida
OB Capri LLC	Florida
OB Copperhead LLC	Florida
OB Creekside LLC	Florida
OB Florida CRE Holdings, LLC	Florida
OB Florida RRE Holdings, LLC	Florida
OB FHB LLC	Florida
OB Fralin LLC	Florida
OB Keys LLC	Florida
OB Manatee Forest LLC	Florida
OB Marathon LLC	Florida
OB Marco Isle LLC	Florida
OB Meadows Terrace LLC	Florida

OB Naples LLC	Florida
OB NP LLC	Florida
OB RFB LLC	Florida
OB Waterford LLC	Florida
SB Florida CRE Holdings, LLC	Florida
SB Florida RRE Holdings, LLC	Florida
Security Mutual Financial Services, Inc.	Alabama

Lenders Title Company	Arkansas
Asset Exchange, Inc.	Arkansas
United Title of Louisiana, Inc.	Louisiana
United Title of Alabama, Inc.	Alabama
American Abstract and Title Company, Inc.	Arkansas

1887 Leasing, LLC	Louisiana
IB Aircraft Holdings, LLC	Louisiana
IBERIA Capital Partners L.L.C.	Louisiana
IBERIA CDE, L.L.C.	Louisiana
IBERIA Asset Management, Inc.	Louisiana